Exhibit 10.11

ABL Copyright Security Agreement

ABL Copyright Security Agreement, dated as of October 11, 2007, by UNIVAR USA INC., a Washington corporation (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the ABL Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a party to an ABL Pledge and Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this ABL Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of the Pledgor:

(a)	Copyrights of the Pledgor listed on Schedule I attached hereto; and

(b)	all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this ABL Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this ABL Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this ABL Copyright Security Agreement.

SECTION 5. Counterparts. This ABL Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this ABL Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this ABL Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

UNIVAR USA INC.

By:

Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

IN WITNESS WHEREOF, the Pledgor has caused this ABL Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

UNIVAR USA INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:

Name:	Christopher Godfrey
Title:	Senior Vice President

SCHEDULE I

to

ABL COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE
Univar USA Inc. (f/k/a Van Waters & Rogers Inc.)	VA989-923	VW7R Specimen Slide Collection

Copyright Applications:

OWNER	TITLE
NONE